SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2001

EVERGREENBANCORP, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation)

(Commission File Number)	91-2097262 IRS Employer Identification No.

301 Eastlake Avenue East
Seattle, Washington 98109
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (206) 628-4250

Item 1 — Change in Control of Registrant

      Pursuant to the Plan and Agreement of Reorganization and Merger dated February 14, 2001 EvergreenBank (the “Bank”) became a wholly owned subsidiary of EvergreenBancorp, Inc. (the “Company”), a newly formed bank holding company. The corporate reorganization of the Bank (“Reorganization”) was approved by the shareholders of the Bank on April 30, 2001.

Item 5 — Other Events

      The Bank’s common stock has been registered as a class with the Federal Deposit Insurance Corporation, under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”). As a result of the Reorganization, the Company has become the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3. The Bank has filed a Form 15 with the FDIC pursuant to Rule 12g-4 requesting deregistration of the Bank’s common stock, effective immediately. A copy of the Form 15 dated June 20, 2001 deregistering the common stock of the Bank with the FDIC is attached to this report as Exhibit (99).

Item 7 — Financial Statements and Exhibits

      (a)       Financial statements — not applicable.

      (b)       Pro forma financial information — not applicable.

      (c)       Exhibits:

(99) Form 15 dated June 20, 2001, of EvergreenBank to deregister the Bank’s common stock pursuant to
Rule 12g-4(a)(1)(i)

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2001

EVERGREENBANCORP, INC.

/s/ Gerald O. Hatler

Gerald O. Hatler
President and Chief Executive Officer